Exhibit 99.1

McDermott Reports First Quarter 2014 Financial Results

Significant Progress on Business Improvement Initiatives and Plan to Stabilize Company

Completed New Financing to Enhance Financial Flexibility and Support Company’s Growth

Robust Backlog of $4.4 Billion

Completed Remaining First-of-a-kind Projects

Company to Host Conference Call and Webcast Today at 4:00 pm CT

HOUSTON--(BUSINESS WIRE)--May 7, 2014--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today announced financial results for the quarter ended March 31, 2014. The Company reported a first quarter net loss of $50 million or $0.21 per fully diluted share, and an operating loss of $42 million. The Company reported first quarter revenues of $604 million, a decrease of 25% percent compared to revenues of $807 million in the corresponding period of 2013. The Company reported first quarter 2013 net income of $21 million, or $0.09 per fully diluted share, and operating income of $53 million.

“While our financial results reflect the impact of our legacy backlog and reorganization expenses, we made significant progress during the quarter on our plan to improve operational performance of the Company,” said David Dickson, President and Chief Executive Officer of McDermott. “With the support and confidence of our lenders and investors, we completed our new financing arrangements in April; we improved focus on business accountability and customer relationships; and we completed our remaining first-of-a-kind projects in Malaysia and Brazil.”

Dickson added, “We are starting to see tangible improvement in the performance and execution of many of our legacy projects. We completed installation of the tension leg platform for the Papa Terra project in Brazil, achieved mechanical completion of Siakap in Malaysia, and installation of the COP project in Azerbaijan is complete. As we complete implementation of our new organization, we look forward to further operational improvements and capitalizing on the robust offshore EPCI market to drive long-term growth, profitability and shareholder value creation.”

Contract Backlog Summary

As of March 31, 2014, the Company’s backlog was approximately $4.4 billion, compared to $4.8 billion at December 31, 2013. Of the March 31, 2014 backlog, approximately 42% related to offshore operations and approximately 58% related to subsea operations. As expected, bookings during the first quarter totaled $166 million and included a charter of the Lay Vessel North Ocean 105 in Brazil.

At the end of the first quarter, the Company had $3.5 billion in bids and change orders outstanding. The Company is targeting to bid approximately $17 billion in projects that are expected to be awarded in the next five quarters. In total, the Company’s revenue pipeline was $25 billion as of March 31, 2014.

Business Improvement Initiative Update

The Company is moving forward with the implementation of the organizational design announced in March 2014 and expects to complete the transition by the end of the second quarter 2014. The Company continues to review its portfolio of assets to ensure optimal capital deployment. In the first quarter, the Derrick Lay Barge KP1 was sold for $8 million. In April 2014, a property that was previously used as a fabrication facility was sold for $32 million. Both of these dispositions were of non-strategic assets.

McDermott continues to take actions to reduce its cost structure, including the cessation of fabrication activity at the Company’s Morgan City, Louisiana facility and preparations to close the Company’s Caspian operations upon conclusion of a project in 2014. At the same time, McDermott continues to attract strong talent to the organization. Since November 2013, over 125 experienced professionals have joined the Company.

Balance Sheet Summary and Financing Update

As of March 31, 2014, McDermott reported total assets of approximately $3.0 billion. Included in this amount is approximately $317 million in cash and cash equivalents, restricted cash and investments. At quarter-end the Company had approximately $308 million in debt outstanding. In addition, total equity was $1.4 billion, or approximately 47% of total assets.

In April 2014, the Company completed new financing arrangements that are expected to provide financial flexibility necessary to execute our business improvement initiatives and liquidity to support the Company’s growth plans.

The new financing arrangements include a $400 million three-year letter of credit facility, a $300 million five-year term loan, the issuance of $500 million of seven-year senior secured notes, and the issuance of $287.5 million of tangible equity units. The tangible equity units are composed of three-year amortizing, senior unsecured notes in an aggregate principal amount of $47.5 million and prepaid common stock purchase contracts, which will settle on or before April 1, 2017.

Concurrent with the new financing arrangements, the Company cancelled its former $950 million revolving credit facility and terminated a bridge-loan commitment.

As of April 30, 2014, the Company had approximately $1.1 billion in cash, restricted cash and investments and approximately $900 million in debt outstanding.

Conference Call

McDermott has scheduled a conference call and webcast related to its first quarter 2014 results today at 4:00 p.m. U.S. Central Daylight Time. Interested parties may listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site. The replay will also be available on the Company’s Web site following the end of the call.

About the Company

McDermott is a leading provider of integrated engineering, procurement, construction and installation (EPCI) services for upstream field developments worldwide. The Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning for complex Offshore and Subsea oil and gas projects to help oil companies safely produce and transport hydrocarbons. Our clients include national and major energy companies. Operating in more than 20 countries across the world, our locally focused and globally integrated resources include approximately 14,000 employees, a diversified fleet of specialty marine construction vessels, fabrication facilities and engineering offices. We are renowned for our extensive knowledge and experience, technological advancements, performance records, superior safety and commitment to deliver. McDermott has served the energy industry since 1923 and is listed on the New York Stock Exchange.

To learn more, please visit our website at www.mcdermott.com

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott's actual results of operations. These forward-looking statements include, but are not limited to, statements about backlog, bids and change orders outstanding, and projects McDermott expects to bid and the timing of award of such, to the extent these may be viewed as indicators of future revenues or profitability, optimism about further operational improvements and capitalizing on the robust offshore EPCI market, expectations on the timing for completion of the transition of the Company’s new organizational design, continued review of the Company’s portfolio of assets and continued actions to reduce the Company’s cost structure. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in project design or schedules, the availability of qualified personnel, changes in the scope or timing of contracts, and contract cancellations, change orders and other modifications. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see McDermott's annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. This news release reflects management's views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2014	2013
	(In thousands)

Revenues	$603,811	$807,488
Costs and Expenses:
Cost of operations	591,493	712,814
Selling, general and administrative expenses	55,397	52,226
Gain on asset disposals	(6,439)	(14,716)
Restructuring charges	6,125	-

Total costs and expenses	646,576	750,324

Equity in Earnings (Loss) of Unconsolidated Affiliates	1,123	(4,131)

Operating Income (Loss)	(41,642)	53,033

Other Income (Expense):
Interest income	61	342
Loss on foreign currency – net	(4,082)	(2,526)
Other income (expense) – net	(265)	782

Total other income (expense)	(4,286)	(1,402)

Income (loss) before provision for income taxes and noncontrolling interests	(45,928)	51,631

Provision for Income Taxes	3,489	27,313

Net Income (Loss)	(49,417)	24,318

Less: Net Income Attributable to Noncontrolling
Interests	536	3,765

Net Income (Loss) Attributable to McDermott International, Inc.	$(49,953)	$20,553

McDERMOTT INTERNATIONAL, INC. EARNINGS PER SHARE COMPUTATION

	Three Months Ended March 31,
	2014	2013
	(In thousands, except share and per share amounts)
Basic:

Income from operations less noncontrolling interests	$(49,953)	$20,553
Net income attributable to McDermott International, Inc.	$(49,953)	$20,553

Diluted:

Weighted average common shares (basic)	236,961,158	235,941,185

Effect of dilutive securities:
Stock options, restricted stock and restricted stock units	-	3,258,696

Adjusted weighted average common shares and assumed exercises of
stock options and vesting of stock awards (diluted)	236,961,158	239,199,881

Basic earnings per share:
Income from continuing operations less noncontrolling interests	(0.21)	0.09
Net income attributable to McDermott International, Inc.	(0.21)	0.09

Diluted earnings per share:
Income from continuing operations less noncontrolling interests	(0.21)	0.09
Net income attributable to McDermott International, Inc.	(0.21)	0.09

SUPPLEMENTARY DATA

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Drydock amortization	$6,946	$5,550
Depreciation & amortization expense	$24,602	$20,222
Capital expenditures	$37,893	$37,649
Backlog	$4,364,422	$4,802,223

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(In thousands, except share and per share amounts)
Assets
Current Assets:
Cash and cash equivalents	$268,130	$118,702
Restricted cash and cash equivalents	43,286	23,652
Accounts receivable--trade, net	332,062	381,858
Accounts receivable--other	109,330	89,273
Contracts in progress	431,893	425,986
Deferred income taxes	7,092	7,091
Investments	3,248	-
Assets held for sale	1,396	1,396
Other current assets	61,353	32,242

Total Current Assets	1,257,790	1,080,200

Property, Plant and Equipment	2,397,254	2,367,686
Less accumulated depreciation	(913,650)	(889,009)

Net Property, Plant and Equipment	1,483,604	1,478,677
Investments	2,189	13,511
Investments in Unconsolidated Affiliates	48,897	50,536
Assets Held for Sale	10,121	12,243
Other Assets	221,328	172,204

Total Assets	$3,023,929	$2,807,371

Liabilities and Equity
Current Liabilities:
Notes payable and current maturities of long-term debt	$258,417	$39,543
Accounts payable	423,166	398,739
Accrued liabilities	383,401	365,224
Advance billings on contracts	278,881	278,929
Deferred income taxes	20,257	17,892
Income taxes payable	16,656	20,657

Total Current Liabilities	1,380,778	1,120,984

Long-Term Debt	49,761	49,019
Self-Insurance	21,715	20,531
Pension Liability	15,516	15,681
Other Liabilities	55,455	56,042
Commitments and Contingencies	89,019	104,770
Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 244,739,400 and
244,271,365 shares at March 31, 2014 and December 31, 2013, respectively	244,739	244,271
Capital in excess of par value	1,417,374	1,414,457
Retained earnings	(121,110)	(71,157)
Treasury stock, at cost, 7,231,536 and 7,130,294 shares at March 31, 2014 and December 31, 2013,
respectively	(97,407)	(97,926)
Accumulated other comprehensive loss	(122,742)	(140,131)

Stockholders’ Equity--McDermott International, Inc.	1,320,854	1,349,514
Noncontrolling Interests	90,831	90,830

Total Equity	1,411,685	1,440,344

Total Liabilities and Equity	$3,023,929	$2,807,371

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2014	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(49,417)	$24,318
Non-cash items included in net income:
Depreciation and amortization	24,602	20,222
Drydock amortization	6,946	5,550
Restructuring charges	675	-
Equity in (earnings) loss of unconsolidated affiliates	(1,123)	4,131
Gain on asset disposals	(6,439)	(14,716)
Benefit for deferred taxes	(2,628)	5,332
Stock-based compensation charges	4,387	3,923
Net periodic pension benefit cost	2,854	642
Other non-cash items	2,331	1,749
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	26,365	(6,573)
Net contracts in progress and advance billings on contracts	(5,974)	(19,935)
Accounts payable	32,727	(125,234)
Accrued and other current liabilities	15,046	(20,774)
Pension liability and accrued postretirement and employee benefits	5,880	(19,657)
Other assets and liabilities	(78,560)	(46,093)

TOTAL CASH USED IN OPERATING ACTIVITIES	(22,328)	(187,115)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(37,893)	(37,649)
Increase in restricted cash and cash equivalents	(19,634)	(3,826)
Purchases of available-for-sale securities	(1,997)	(3,744)
Sales and maturities of available-for-sale securities	10,055	31,193
Proceeds from the sale and disposal of assets	8,370	35,621
Other investing activities	(1,950)	(4,596)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(43,049)	16,999

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term debt	250,000	-
Payment of debt	(31,373)	(1,494)
Distributions to noncontrolling interests	(502)	(6,200)
Debt issuance costs and other financing activities	(3,356)	(1,015)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	214,769	(8,709)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	36	213

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	149,428	(178,612)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	118,702	640,147

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$268,130	$461,535

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$11,668	$25,916

CONTACT:
McDermott International, Inc.
Investors & Financial Media
Steve Oldham, +1.281.870.5147
or
Trade, General & Local Media
Louise Denly, +1.281.870.5025
ldenly@mcdermott.com